SunCapital Short Duration Fund Account


 (the "Fund")


CUSIP:0028281AY3


Quarterly Report from Adviser for the Quarter Ending
9/30/09





PROCEDURES PURSUANT TO RULE 10f-3*






			Comparable Securities

							(1)
			(2)				(3)

(1)	Name of Underwriters				Credit
Suisse, DB AG London, Goldman Sachs International,
Morgan Stanley & Co International		Barclays
Capital, HSBC Securities, JPMorgan, BNP Paribas, CGMI,
Merrill Lynch International, Morgan Stanley International, Nomura, RBC Capital Markets, RBS, UBS
	Daiwa Securites America, HSBC Securities,
Morgan Stanley, RBC Capital Markets
	Citigroup Inc, Morgan Stnaley, RBS, Credit Suisse, Barclays Capital, Daiwa Securities America, Nomura
Securities International


















(2)	Name of Issuer
	African Development Bank		KFW
		European Bank for Reconstruction and
Development				Inter-American
Development Bank



(3)	Title of Security				AFDB
1 3/4 10/12		KFW2 1/4 04/16/12
	ERBD 1 1/4 06/11				IADB
3 04/22/14



(4)	Date of Prospectus or First Offering
	9/24/2009		4/7/2009
	6/3/2009				4/13/2009




(5)	Amount of Total Offering ($)
1,000,000,000 		3,000,000,000
		1,500,000,000
	2,500,000,000



(6)	Unit Price 				99.660
	99.830				99.988
	99.531



(7)	Underwriting Spread or Commission
	0.10%		0.10%
	0.075%				0.150%




(8)	Rating 				Aaae/AAA/AAA
	Aaa/AAA/AAA
	NR/AAA/AAA
	Aaa/AAAe/AAA



(9)	Maturity Date				10/1/2012
	4/16/2012				6/10/2011
			4/22/2014



(10)	Current Yield				1.756%
	2.254%				1.250%
			3.014%



(11)	Yield to Maturity
	1.867%		2.309%
	1.256%				3.102%




(12)	Subordination Features
	Sr. Unsecured		Foreign Government
Guarantee				Sr. Unsecured
		Notes









" *Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is
"


  Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.











PROCEDURES PURSUANT TO RULE 10f-3 - Continued





(13)	Nature of Political Entity, if any,
		N/A

	including, in the case of revenue bonds,


	underlying entity supplying the revenue





(14)	Total Par Value of BondsPurchased
		9,400,000




(15)	Dollar Amount of Purchases ($)
		9,368,040




(16)	Number of Shares Purchased
	9,400,000




(17)	Years of Continuous Operation
		The company has been in continuous


	(excluding municipal securities; see (25)(d) below)
				operation for greater than
three years.




(18)	% of Offering Purchased by Fund
		0.940%




(19)	% of Offering Purchased by
	7.060%

	all other GSAM-managed Portfolios and Accounts




(20)	Sum of (18) and (19)**
	8.00%



(21)	% of Fund's Total Assets applied
		1.00%

	to Purchase




(22)	Name(s) of Underwriter(s) or
	Deutsche Bank

	Dealer(s) from whom Purchased




(23)	Is the Adviser, any Subadviser or any


	person of which the Adviser or Subadviser


	is an "affiliated person", a Manager or Co-Manager


	of the Offering?
	Yes_X__	No____



(24)	Were Purchases Designated as Group


	Sales or otherwise allocated to


	the Adviser, any Subadviser or any person


	of which the Adviser or Subadviser is an


	"affiliated person"?
	Yes____	No__X_










PROCEDURES PURSUANT TO RULE 10f-3 - Continued





(25)	Have the following conditions been satisfied:





	(a) The securities were part of an issue registered under

	the Securities Act of 1933, as amended, which is being

	 offered to the public, or were U.S. government securities, as


	defined in Section 2(a)(16) of the Securities
Exchange Act of 1934,


	 or were municipal securities as  defined in Section
3(a)(29)


	 of the Securities Exchange Act of 1934 or were securities sold


	 in an Eligible Foreign Offering or were securities
sold in an Eligible
	Yes_X__	No____
	Rule 144A Offering?


	(b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of securities (except, in the case of an Eligible Foreign offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
	Yes_X__	No____

	(c) The underwriting was a firm commitment

	underwriting?
	Yes_X__	No____

	(d) With respect to any issue of municipal securities

	to be purchased, did the securities receive an

	investment grade rating from at least one unaffiliated
	nationally recognized statistical rating organization,

	or, if the issuer of the municipal securities to be

	purchased, or the entity supplying the revenues from
	which the issue is to be paid, shall have been in

	continuous operation for less than three years
(including
	the operation of any predecessors), did the securities


	receive one of the three highest ratings from one such

	rating organization?
	Yes_NA__	No____





					Portfolio Manager